EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Hythiam, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 9, 2010, relating to the consolidated financial statements of Hythiam, Inc., and Subsidiaries.  Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
June 30, 2010